UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

               ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

                              (614) 283-6500
(Registrant's telephone number, including area code)

               Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.
On July 14, 2014, Abercrombie & Fitch Co. (the “Company”) issued a news release (the “News Release”) announcing that it had initiated a process to refinance its existing credit facilities. The existing credit facilities consist of a $350 million unsecured revolving credit facility under the Company’s Amended and Restated Credit Agreement maturing July 27, 2016 (the “Revolving Credit Facility”) and a $150 million term loan under the Company’s Term Loan Agreement (“Term Loan A”) maturing February 23, 2017.
The new credit facilities are expected to consist of a $400 million Asset-Based Revolving Credit Facility and a $325 million Term Loan B maturing five and seven years, respectively, after the closing date of the facilities. The closing of the new credit facilities will be subject to, among other things, negotiation, successful syndication, execution and delivery of definitive loan documentation and various customary closing conditions. Proceeds from the Term Loan B are expected to be used to pay off the remaining $131.5 million balance under the existing Term Loan A, to repay outstanding borrowings of $60 million under the existing Revolving Credit Facility and to pay related fees and expenses associated with the transaction. The balance of the proceeds will be used for general corporate purposes, including potential share repurchases in accordance with the Company’s previously-announced stock repurchase authorizations. The Company does not expect, other than for an immaterial amount of outstanding letters of credit, to draw down on the Asset-Based Revolving Credit Facility at closing.
The terms of the refinancing could materially differ from those described above and no assurances can be given that the refinancing will be consummated by the Company.
A copy of the News Release is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	New Release issued by Abercrombie & Fitch Co. on July 14, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: July 14, 2014	By: /s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.        Description

99.1	News Release issued by Abercrombie & Fitch Co. on July 14, 2014